EXHIBIT 21

Subsidiaries of the Registrant

Organized
under the laws of
Nortel Networks Limited	Canada
1328556 Ontario Inc.	Ontario
Capital Telecommunications Funding Corporation	Canada
CTFC Canada Inc. (formerly Colombia Telecommunications Funding Corporation)	Canada
Nortel Networks (Asia) Limited	Hong Kong
eASPNet Taiwan Inc.	Taiwan, Republic of China
Nortel Networks (China) Limited	Republic of China
Nortel Networks Telecommunications Equipment (Shanghai) Co., Ltd.	Republic of China
Nortel Networks (Luxembourg) S.A.	Luxembourg
Nortel Networks International Finance & Holding B.V.	The Netherlands
Brightspeed SAS	France
Nortel Finance France SAS	France
Nortel Communications Holdings (1997) Limited	Israel
Nortel Networks Communications (Israel) Limited	Israel
Nortel Networks (Austria) GmbH	Austria
Nortel Networks (Scandinavia) AS	Oslo, Norway
Nortel Networks AB	Sweden
Nortel Networks Oy	Finland
Nortel Networks AG	Switzerland
Nortel Networks BV	The Netherlands
Nortel Networks Engineering Service Kft.	Hungary
Nortel Networks France SAS (formerly Matra Nortel Communications S.A.S.)	France
Matra Communication Cellular Terminals GmbH	Germany
Nortel Networks GmbH	Germany
Nortel Networks Germany GmbH & Co. KG	Germany
Nortel Networks Germany Verwaltungs-GmbH	Germany
Nortel Networks Hellas EPE	Athens, Greece
Nortel Networks Hispania, S.A.	Spain
Nortel Networks Malta Limited	Malta
Nortel Networks N.V.	Belgium
Nortel Networks Netas Telekomunikasyon A.S.	Turkey
RON — Telecom	Russia
VESNET	Kazakhstan
Nortel Networks O.O.O.	Russia
Nortel Networks Polska Sp. z o.o.	Poland
Nortel Networks Romania Srl	Romania
Nortel Networks S.A. (French entity, formerly Nortel Matra Cellular SCA)	France
Nortel Telecom France S.A.	France
Nortel Networks S.p.A.	Italy
Nortel Networks S.R.O.	Czech Republic
Nortel Networks Singapore Pte Ltd	Singapore
Nortel Networks Slovensko, s.r.o.	Slovak Republic
Nortel Networks South Africa (Proprietary) Limited	South Africa
Northern Telecom (Portugal) S.A.	Portugal
Nortel Networks (Thailand) Ltd.	Thailand
Nortel Networks AS	Norway
Nortel Networks Chile S.A.	Chile

Organized
under the laws of
Nortel Networks de Argentina S.A.	Argentina
Nortel Networks de Colombia S.A.	Colombia
Nortel Networks de Mexico S.A. de C.V.	Mexico
Nortel Networks de Panama S.A.	Republic of Panama
Nortel Networks de Venezuela Compania Anonima	Venezuela
Nortel Networks del Ecuador S.A.	Republic of Ecuador
Nortel Networks del Uruguay S.A.	Uruguay
Nortel Networks Global Corporation	Canada
Nortel Networks Inc.	State of Delaware
Milcom Technologies, LLC	State of Delaware
Nortel Networks (CALA) Inc.	State of Florida
Nortel Comunicaciones de Colombia S.A.	Colombia
Nortel Networks Capital Corporation	State of Delaware
Nortel Networks India International Inc.	State of Delaware
Nortel Networks International Inc.	State of Delaware
Nortel Networks Japan	Japan
Nortel Networks Optical Components Inc. (formerly Nortel Networks HPOCS Inc.)	State of Delaware
Nortel Networks HPOCS Inc. (formerly Nortel Networks Optical Components Inc.)	State of Delaware
Nortel Networks Southeast Asia Pte Ltd	Singapore
Nortel Networks Technology (Thailand) Ltd.	Thailand
Nortel Networks Technology Ltd.	Cayman Islands
Nortel Networks (Shannon) Limited	Ireland
Nortel Networks Europe Sales Limited	Ireland
Nortel Networks U.S. Finance Inc.	State of Delaware
Nortel Networks Finance LLC	State of Delaware
Northern Telecom International Inc.	State of Delaware
Signiant Corporation	Ontario
Sun Healthcare Group, Inc.	State of Delaware
Nortel Networks International Corporation	Canada
Nortel Telecommunications S.A.	Colombia
Northern Telecom Comunicaciones de Colombia S.A.	Colombia
Nortel Networks Korea Limited	Korea
Nortel Networks Malaysia Sdn. Bhd.	Malaysia
Nortel Networks Mauritius Ltd.	Mauritius
Nortel Networks (India) Private Limited	New Delhi, India
Nortel Networks New Zealand Limited	New Zealand
Nortel Networks Peru S.A.C.	Peru
Nortel Networks Technology Corporation	Province of Nova Scotia
Nortel Networks Telecomunicacoes do Brasil Comercio e Servicos Ltda.	Brazil
Nortel Networks Telecomunicacoes do Brasil Industria e Comercio Ltda.	State of Sao Paolo
Nortel Networks Telecomunicacoes Servicos e Participacoes Ltda.	Brazil
Nortel Networks UK Limited (formerly Nortel Networks plc)	United Kingdom
Nortel Networks Employee Benefit Trustee Company Limited	United Kingdom
Periphonics Limited	United Kingdom
PT Nortel Networks Indonesia	Indonesia
Regional Telecommunications Funding Corporation	Canada
TSFC Canada Inc. (formally Telecommunications Systems Funding Corporation)	Canada